                                                               EXHIBIT 99.(A)(5)

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                       (INCLUDING THE ASSOCIATED RIGHTS)

                                       OF
                              CBI INDUSTRIES, INC.
                                       at
                              $32.00 NET PER SHARE
                                       by
                              PX ACQUISITION CORP.
                          a Wholly Owned Subsidiary of
                                 PRAXAIR, INC.


         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
                NEW YORK CITY TIME, ON MONDAY, DECEMBER 4, 1995,
                         UNLESS THE OFFER IS EXTENDED.

To Our Clients:

  Enclosed for your consideration are the Offer to Purchase dated November 3, 1995 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the Offer by PX Acquisition Corp., a Delaware corporation (the "Purchaser"), which is a wholly owned subsidiary of Praxair, Inc., a Delaware corporation ("Praxair"), to purchase for cash all outstanding shares of Common Stock, par value $2.50 per share (the "Shares"), of CBI Industries, Inc., a Delaware corporation (the "Company"), together with (unless and until the Purchaser declares that the Rights Condition (as defined in the Offer to Purchase) is satisfied) the associated rights (the "Rights") issued pursuant to the Rights Agreement, dated as of March 4, 1986, as amended, between the Company and First Chicago Trust Company of New York, as Rights Agent. UNLESS THE RIGHTS CONDITION IS SATISFIED, STOCKHOLDERS WILL BE REQUIRED TO TENDER TWO-THIRDS (2/3) OF A RIGHT (SUBJECT TO ADJUSTMENT) FOR EACH SHARE TENDERED IN ORDER TO EFFECT A VALID TENDER OF SHARES IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN SECTION 2 OF THE OFFER TO PURCHASE. ACCORDINGLY, STOCKHOLDERS WHO SELL THEIR RIGHTS SEPARATELY FROM THEIR SHARES AND DO NOT OTHERWISE ACQUIRE RIGHTS MAY NOT BE ABLE TO SATISFY THE REQUIREMENTS OF THE OFFER FOR A VALID TENDER OF SHARES. UNLESS THE DISTRIBUTION DATE (AS DEFINED IN THE OFFER TO PURCHASE) OCCURS, A TENDER OF SHARES WILL ALSO CONSTITUTE A TENDER OF THE ASSOCIATED RIGHTS.

  We are the holder of record of Shares held by us for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  We request instructions as to whether you wish to tender any or all of the Shares (and Rights, if applicable) held by us for your account, pursuant to the terms and conditions set forth in the Offer.

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  Your attention is directed to the following:

    1. The tender offer price is $32.00 per Share (and associated Right, if applicable), net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

    2. The Offer is being made for all of the outstanding Shares (and Rights, if applicable).

    3. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, DECEMBER 4, 1995, UNLESS THE OFFER IS EXTENDED BY THE PURCHASER.

    4. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) that number of Shares that would represent at least a majority of all outstanding Shares on a fully diluted basis on the date of purchase, (ii) the Rights having been redeemed by the Board of Directors of the Company or the Purchaser being satisfied, in its sole discretion, that the Rights have been invalidated or are otherwise inapplicable to the Offer and the Second Step Cash Merger (as defined in the Offer to Purchase), (iii) the Purchaser being satisfied, in its sole discretion, that after consummation of the Offer, the restrictions contained in Section 203 of the Delaware General Corporation Law will not apply to the Second Step Cash Merger, (iv) the Purchaser being satisfied, in its sole discretion, that no supermajority vote will be required by Articles Tenth or Fifteenth of the Company's Restated Certificate of Incorporation, as amended, to approve the Second Step Cash Merger or that after consummation of the Offer that Purchaser will otherwise possess sufficient voting power to effect the Second Step Cash Merger without the affirmative vote of any person other than the Purchaser and (v) the Purchaser being satisfied, in its sole discretion, that the Purchaser has obtained sufficient financing to enable it to consummate the Offer and the Second Step Cash Merger.

    5. Any stock transfer taxes applicable to a sale of Shares (and Rights, if applicable) to the Purchaser will be borne by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

  Your instruction to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the expiration of the Offer.

  If you wish to have us tender any of or all of your Shares (and Rights, if applicable) held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares (and Rights, if applicable), all such Shares (and Rights, if applicable) will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

  In all cases, payment for Shares (and Rights, if applicable) accepted for payment pursuant to the Offer will be made only after timely receipt by The Bank of New York (the "Depositary"), of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares and, if the Distribution Date occurs, certificates for (or a timely Book-Entry Confirmation, if available, with respect to) the associated Rights (unless the Purchaser elects to make payment for such Shares and Rights, pending receipt of the certificates for, or a Book-Entry Confirmation with respect to, such Rights as described in Section 2 of the Offer to Purchase),
(b) a Letter of Transmittal (or a manually executed facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message in lieu of a Letter of Transmittal) and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares (and Rights, if applicable) or Book-Entry Confirmations with respect to Shares (and Rights, if applicable and if available) are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

  The Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Shares (and Rights, if applicable) in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

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

                          INSTRUCTIONS WITH RESPECT TO
                         THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                       (INCLUDING THE ASSOCIATED RIGHTS)

                                       OF
                              CBI INDUSTRIES, INC.

  The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of PX Acquisition Corp. dated November 3, 1995 (the "Offer to Purchase") and the related Letter of Transmittal relating to shares of Common Stock, par value $2.50 per share (the "Shares"), of CBI Industries, Inc., a Delaware corporation (the "Company"), including the associated rights (the "Rights").

  This will instruct you to tender the number of Shares and Rights indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in such Offer to Purchase and Letter of Transmittal.


          Number of Shares                     Number of Rights
           to be Tendered*                      to be Tendered*


                     Shares                                Rights
            --------                              --------
              SIGN HERE


-------------------------------------     -------------------------------------



-------------------------------------     -------------------------------------
            SIGNATURE(S)                        (PLEASE PRINT NAME(S) AND
                                                      ADDRESS(ES))



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     (Area Code(s) and Telephone              (Tax Identification or Social
             Number(s))                            Security Number(s))


Dated: , 1995


--------
* UNLESS THE RIGHTS CONDITION (AS DEFINED IN THE OFFER TO PURCHASE) IS SATISFIED, STOCKHOLDERS WILL BE REQUIRED TO TENDER TWO-THIRDS (2/3) OF A RIGHT FOR EACH SHARE TENDERED TO EFFECT A VALID TENDER OF SHARES. UNLESS THE DISTRIBUTION DATE (AS DEFINED IN THE OFFER TO PURCHASE) OCCURS, A TENDER OF SHARES WILL ALSO CONSTITUTE A TENDER OF THE ASSOCIATED RIGHTS. Unless otherwise indicated, it will be assumed that all your Shares (and Rights, if applicable) are to be tendered.

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